EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1997, which appears on page 31 of the 1996 Annual Report to Shareholders of Gadzook's, Inc., which is incorporated in Gadzook's Annual Report on Form 10-K for the year ended February 1, 1997.



/S/ PRICE WATERHOUSE LLP

Dallas, Texas
April 21, 1998